UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2014

Group 1 Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner

Suite 500

Houston, Texas 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 647-5700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 4, 2014, Group 1 Automotive, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), and the guarantors listed in Schedule 2 thereto (collectively, the “Guarantors”), which provides for the sale by the Company of an additional $200 million aggregate principal amount of its 5.000% Senior Notes due 2022 (the “Additional Notes”) at an issue price of 98.5% of the principal amount (the “Offering”). The Additional Notes will be guaranteed on an unsecured senior basis (the “Guarantees”) by each of the Guarantors. The closing of the issuance and sale of the Additional Notes is expected to occur on September 9, 2014, subject to customary conditions. The terms of the Additional Notes will be governed by the Indenture, dated as of June 2, 2014, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

The Additional Notes will mature on June 1, 2022 and will be redeemable at the Company’s option at specified prices on or after June 1, 2017. Before then the Company will be entitled to redeem a portion of the Additional Notes using certain equity proceeds and will be otherwise entitled to redeem the Additional Notes at a specified make-whole redemption price. The Additional Notes will contain customary restrictive covenants and will obligate the Company to offer to repurchase Additional Notes in the event of a change of control.

The Company intends to use the net proceeds from the offering of approximately $193.85 million to repay borrowings outstanding under the acquisition line of its revolving credit facility and to make a contribution to its floorplan offset account, which is the amount of excess cash that is used to pay down the floorplan line of its revolving credit facility but can be immediately redrawn. Approximately $175 million of borrowings outstanding under the acquisition line were used to finance the conversion and redemption of the Company’s 2.25% Convertible Senior Notes due 2036 (the “2.25% Notes”).

The Additional Notes and Guarantees will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the Additional Notes to qualified institutional buyers under Rule 144A of the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Additional Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the exhibits, shall not constitute an offer to sell or the solicitation of an offer to buy the Additional Notes nor shall there be any sale of the Additional Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Relationships

Certain of the Initial Purchasers and their affiliates have engaged in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, the Initial Purchasers and/or their affiliates are lenders under the Company’s revolving credit facility and may receive a portion of the amount repaid under such revolving credit facility with the net proceeds of the Offering.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 of this Form 8-K.

Item 8.01	Other Events.

On September 2, 2014, the Company issued a press release announcing that holders of $182.5 million in aggregate principal amount of its outstanding 2.25% Notes elected to convert their 2.25% Notes. Under the terms of the 2.25% Notes, converting holders received, for each $1,000 principal amount of 2.25% Notes converted, $1,000 in cash and 3.85 shares of the Company’s common stock. In the aggregate, the Company paid $182.5 million in cash and delivered approximately 700,000 shares of its common stock in respect of the 2.25% Notes converted. The remaining $0.3 million in aggregate principal amount of the 2.25% Notes were redeemed at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest. Settlement for the conversion and redemption occurred on September 4, 2014. A copy of this press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

On September 4, 2014, the Company issued a press release announcing that it intended to offer for sale in a private placement under Rule 144A to eligible purchasers the Additional Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is filed as Exhibit 99.2 to this report, which is incorporated by reference into this Item 8.01.

On September 4, 2014, the Company issued a press release announcing the pricing of the Additional Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is filed as Exhibit 99.3 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated as of September 4, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

99.1	Press Release of Group 1 Automotive, Inc. dated as of September 2, 2014.

99.2	Press Release of Group 1 Automotive, Inc. dated as of September 4, 2014.

99.3	Press Release of Group 1 Automotive, Inc. dated as of September 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2014

Group 1 Automotive, Inc.

By:	/s/ John C. Rickel
Name:	John C. Rickel
Title:	Senior Vice President

Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement, dated as of September 4, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

99.1	Press Release of Group 1 Automotive, Inc. dated as of September 2, 2014.

99.2	Press Release of Group 1 Automotive, Inc. dated as of September 4, 2014.

99.3	Press Release of Group 1 Automotive, Inc. dated as of September 4, 2014.

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